SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date or earliest event reported): September 18, 2014

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-7865	59-1914299
(Commission File No)	(I.R.S. Employer Identification No.)

1870 S. Bayshore Drive Coconut Grove, Florida (Address of Principal Executive Offices)	33133 (Zip Code)

(305) 854-6803
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2014, the Board of Directors HMG/Courtland Properties, Inc. ("HMG") appointed Carlos Camarotti as HMG's Chief Financial Officer until his successor is elected and qualified. As Chief Financial Officer he will serve as HMG's principal financial officer and will have primary responsibility for HMG's financial operations and reporting. A summary of the background and business experience of Mr. Camarotti is as follows:

Mr. Camarotti, age 53, has been Vice President - Finance and Assistant Secretary for HMG for more than the past five years. In addition, he has been Vice President and Assistant Secretary of HMGA, Inc., which is the adviser to HMG, for more than the past five years.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On September 18, 2014, HMG/Courtland Properties, Inc. (the “Company”) held its annual meeting of shareholders. At that meeting, the shareholders elected all of the Company’s nominees for director and approved the renewal of the Advisory Agreement between the Company and HMGA, Inc. The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

1. Election of Directors:

	For	Withheld
Maurice Wiener	659,904	14,438
Larry Rothstein	651,209	23,133
Walter Arader	662,512	11,830
Richard Wiener	662,617	11,725
Harvey Comita	662,517	11,825

There were no broker non-votes for the election of directors.

2.	Renewal of Advisory Agreement:

For	Against	Abstain
662,250	11,830	262

 There were no broker non-votes for the renewal of the Advisory Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMC/COURTLAND PROPERTIES, INC.

By:	/S/ MAURICE WIENER
Maurice Wiener
Chairman

Date: September 19, 2014